Putnam Mid Cap Value, October 31 2005, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended Month day, year, Putnam Management has
assumed $3,966 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


74U1		Class A 34,374
		Class B 17,555
		Class C 2,331

74U2		Class M 843
		Class R 69
		Class Y 2,373

74V1		Class A 15.14
		Class B 14.80
		Class C 14.80

74V2		Class M 14.92
		Class R 15.04
		Class Y 15.18

Additional Information about Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.